UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2014

INDIE GROWERS ASSOCIATION

(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St Carson City NV 89703
(Address of principal executive offices)

1 (888) 648 0488

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Extension o Acquisition of Interest in River Ridge Sunshine Farms LLC

On May 29, 2014, the Company was granted a 30-day extension to its acquisition agreement with River Ridge Sunshine Farms dated April 28, 2014.  The extension was requested and granted in order to allow the Company to complete further due diligence regarding the acquisition and lease of the property in Prosser, Washington.  A careful review of the applicable law during the due diligence period has made it clear that some terms of the acquisition agreement need to be rewritten in order to comply with current state regulation in this industry.

SIGNATURES

INDIE GROWERS ASSOCIATION

Date: May 30, 2014	/s ROBERT COLERIDGE ______________________________

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.